UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2004

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)		80504 (Zip Code)

303-774-3200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [__]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [__]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [__]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [__]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7.      Regulation FD.

Item 7.01. Regulation FD Disclosure.

Applied Films Corporation provided a report to shareholders in connection with its 2004 Annual Meeting of Shareholders. A copy of portions of the report is attached as Exhibit 99.1.

The information in this Current Report and the exhibit attached to this Current Report as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934 or otherwise subject to the liabilities of that Section nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Act of 1934, except as shall be expressly stated by specific reference in such filing.

Section 9.      Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits. (c) Exhibits 99.1 Annual Report to Shareholders for fiscal year 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2004	APPLIED FILMS CORPORATION By /s/ Lawrence D. Firestone Lawrence D. Firestone Chief Financial Officer

APPLIED FILMS CORPORATION
2004 ANNUAL REPORT
CORPORATE PROFILE

        Applied Films was founded in 1976. Our customer’s support of our technology has positioned us with a leading market share position in each of the markets that we serve. We have sold over 100 flat panel display systems, 50 architectural glass systems, and 500 web coaters. We have manufacturing facilities in Germany and in Taiwan, research and development centers in Germany, the U.S. and Taiwan, and sales and service locations throughout Asia. By globalizing our business and expanding our manufacturing closer to our customers in Asia we have been able to shorten our delivery times enabling our customers to more quickly ramp their production lines. “Innovations for the Future” reflects our dedication to technology and market leadership for thin film deposition equipment.

LETTER TO SHAREHOLDERS

Dear Shareholders:

        We would like to congratulate all of our employees for delivering record results in fiscal 2004 and reinforcing our goal of market and technology leadership. We strongly believe in our commitment to meeting the needs of our customers with the technology innovation required in our primary markets of flat panel display, architectural glass, and packaging and electronics. At the beginning of fiscal 2004 we developed the theme “Innovations for the Future” which we have adopted as our goal for growth based on technology development.

        Our product innovation focus resulted in several significant achievements during fiscal 2004. In June of 2004, we introduced our TRITON™ system that deposits thin films on the transistor or array side of a TFT (Thin Film Transistor) flat panel display. This system complements our already well-established NEW ARISTO™ product line which deposits thin films on the color filter side of the TFT flat panel display. The innovative TRITON™ design reduces the machine footprint and therefore the required cleanroom size which, together with our advanced technology processes, should reduce the cost of ownership for our customers. TRITON™ significantly expands our total available market opportunity in the fast-growing flat panel display market.

        In the third quarter, we introduced our new SmartWeb™ system. This state-of-the-art modular, clean-room compatible sputter coater is suitable for both research and development and pilot production applications in flexible display, flexible printed circuit board and solar cell technology markets. We built our first SmartWeb™ system for product demonstration at our facilities in Germany, and we have received a letter of intent for our first SmartWeb™ order from a customer in Asia. This innovative product reflects our determination to support our customers as they move from glass substrates to flexible substrates in our key markets of display and solar technology.

        In fiscal 2004, we demonstrated our commitment to innovation by investing $16.8 million in research and development, an increase of 38% over fiscal 2003. More than half our R&D was spent in the flat panel display market where product innovation is necessary to keep pace with the rapid growth in substrate sizes processed by our customers. During the course of fiscal 2004, our customers migrated from investments in Generation 5 TFT display technology to Generation 6 and 7 investments. Each change in generation represents a significant increase in mother glass size as our customers target larger display sizes to serve the LCD television market.

        We are pleased to report strong market share growth of our NEW ARISTO™ system in the flat panel display market. The outstanding performance of our NEW ARISTO™ system in 5th generation color filter applications for TFT flat panel displays led to strong order volume from customers investing in 6th and 7th generation facilities. Customer demand was strong in fiscal year 2004, as customers continued to invest in Generation 6 and 7 facilities targeted at LCD television manufacturing. We are committed to meeting our customers’ requirements for even larger substrate processing capabilities as we leverage our architectural glass coating equipment technology where substrate sizes of 3 x 6 meters are already standard in the industry.

        Our focus on market and technology leadership resulted in a year of record financial performance. Revenues increased 54%, gross profits increased 69%, and earnings increased 502% compared to fiscal year 2003. We enter fiscal year 2005 with a strong balance sheet which will be used to fund the necessary working capital for our operations, research and development requirements for our future growth, and capital for strategic acquisitions.

        At the end of fiscal year 2004 we also announced our decision to discontinue research related to barrier coating equipment for plastic bottles, for the foreseeable future. We arrived at this difficult conclusion after the test results from semi-commercial test runs of coated bottles showed less than promising results. The need to focus our resources on the more immediate requirements of our flat panel display equipment business required a definitive termination of further research in the plastic bottling equipment area.

        During the first quarter of fiscal 2004, we sold our Hong Kong-based coated glass sales business to our partner, Nippon Sheet Glass. This move allowed us to complete our transition to a 100% equipment business. We continue to own 50% of the joint venture, Suzhou AFC NSG Thin Film Electronics Co., Ltd. (“STEC”) which is based in Suzhou, China, and produces coated glass for the color cell phone market. I am pleased to report that this joint venture performed very well during fiscal year 2004, as cellular phone display demand remained strong, contributing $3.6 million in equity earnings to our income statement.

        We also took strategic action in fiscal year 2004 to address the needs of our global customers. Our customers in Asia accounted for approximately 62% of revenues during the fiscal year. In previous years, we placed an emphasis on building our global service capabilities to provide superior service to our Asian and North American customers. As the substrate size requirements of our display customers increased, it became imperative that we establish a manufacturing infrastructure in Asia. In June 2004, we acquired the In-Line Systems Division of Helix Technology Corporation in Tainan, Taiwan. This acquisition added 32 employees to our employee base, all with experience in vacuum technology. We now have a critical manufacturing and development center for our display equipment in Taiwan, home to the majority of our flat panel display customers. We celebrated this achievement with an opening ceremony at the Tainan facility in June 2004. We will integrate this team and their capabilities into the Applied Films operational base in fiscal year 2005, and expect to see a positive financial impact from this facility in fiscal year 2006. Our new employees in Tainan also enhance our ability to provide better service to our customers in Taiwan through their assistance in the installation and start up of our NEW ARISTO™ systems.

        In the architectural glass market we focused on installation of our Terra-G™ thin film coating platform equipment, completing the orders that were received during our very strong fiscal 2003 year. We installed a record number of glass systems during fiscal year 2004 and enjoyed a superior start-up performance record with these very complex systems. Surplus supply of low-e and solar control coated glass in Europe and North America slowed order volume during the course of fiscal 2004, though we received orders from Asia. We expect equipment demand to improve in both Europe and North America during fiscal year 2005.

        Our consumer packaging and electronics group registered consistent performance during the year, though overall order volume decreased from fiscal year 2003. Tightened credit policies and increased competition in China had a negative impact on our packaging market for coaters. However, the capacitor market experienced strong demand during the year as we rolled out new innovations for our MULTIMET™ web coater to meet the increasingly stringent patterning requirements of the capacitor industry. In fiscal year 2005 we will focus on enhancing our cost position and on strengthening our market share in this increasingly competitive product area.

        Looking ahead, we continue to be excited about the long-term growth prospects for our business. We believe that our commitment to innovations in thin film technology, based on our expertise in large area coating applications, will allow us to chart a strong growth path for all of our business areas. We would like to thank all of the employees of Applied Films Corporation for their strong efforts in support of this mission as well as our investors for their long term confidence in our ability to successfully guide Applied Films in the right direction, providing “Innovations for the Future”.

Sincerely, THOMAS T. EDMAN President and Chief Executive Officer RICHARD P. BECK Chairman of the Board

OUR STRATEGY

        We have established Applied Films as a market leader in all of the markets that we serve. We have organized our strategy around several key points that we believe will allow us to continue to chart our company’s growth not only through the success of our existing products, but through new products and technologies and potential acquisitions as well.

        Build on our Leadership in our Core Markets. We are a market leader with what we believe to be the largest installed base of thin film deposition equipment for the color filter FPD, the architectural market, and the consumer products packaging and electronics markets. We believe our reputation as a high quality supplier of thin film deposition equipment allows us to establish key customer relationships and to grow with these customers as they develop new products to meet market requirements. We intend to use our strong technological capabilities and long-standing customer relationships to continue to supply our existing customers with competitive solutions and capture additional market share in core markets.

        Expand our Presence in our Existing Markets. We have developed new technologies for existing markets that we serve. We have recently introduced our TRITON™ system using Physical Vapor Deposition or (PVD) to deposit thin films for the transistor or array side of the FPD which significantly expands our total available FPD market. We have developed the SmartWeb™ system which is a clean room compatible coater that deposits thin films on flexible substrates in applications such as solar cell, flexible printed circuit board and flexible display applications thus expanding the total available market for web coaters. We believe our reputation as a high quality supplier of thin film deposition equipment allows us to partner with our customers to ensure our new and next generation technologies address the market requirements and provide an alternative to competitive product offerings for the markets we serve.

        Target Emerging High Growth Market Opportunities. We have recently entered, and are focusing our research and development efforts on, several high growth markets, including solar cell and organic light emitting diodes (OLED). We have installed development and pilot production thin film deposition equipment for each of these markets, and are working with our strategic partners to develop our technologies in each of these areas.

        Continue to Serve Diverse Markets. We have provided our thin film technology to diverse markets ranging from flat panel displays for televisions and computer monitors to consumer packaging for food products. We will continue to invest in the technologies that address the needs of diverse markets because we believe this reduces our exposure to the cyclical nature of any individual market. For example, when the FPD market experienced a downturn in fiscal years 2001 and 2002, we continued to sell thin film deposition equipment to our other markets.

        Engage in Strategic Relationships. Our strategic relationships have influenced our technological direction, optimized our research and development investments, and enhanced the sales, marketing and distribution of our products. We will continue to pursue strategic relationships with industry leaders in each new market or market segment that we enter.

        Reduce Costs to Improve Margins. In order to reduce our cost of goods sold and improve our gross and operating margins, we will continue to review all aspects of producing our thin film deposition equipment, including operating costs, transportation costs, component costs and product design.

        Pursue Selective Acquisitions. We regularly seek and evaluate acquisition opportunities that would enhance or complement our existing operations or otherwise offer growth opportunities consistent with our strategy and core competencies. For example, our acquisition and integration of the LAC business successfully completed our strategy of transforming our business from coating glass to manufacturing thin film deposition equipment, and our Helix acquisition expanded our manufacturing capacity to include Asia.

OUR PRODUCTS

      Flat Panel Displays

        Our flat panel display in-line deposition equipment applies conductive, optical and barrier coatings for high resolution LCDs, as well as plasma display panels, or PDPs, used in computer monitors and high definition televisions.

        TRITON™ – Our recently introduced TRITON™ system is an advanced vertical thin film deposition system for generation 6 and 7 substrates. It combines the benefits of In-Line and Cluster tool systems. The system has been designed for high productivity in the TFT-array production and easily integrates into any TFT display production facility. For the process of sputtering, the TRITON™ uses rotatable cathodes which enhance the target utilization and offer an unparalleled uniformity of coated layers over the entire lifetime of the cathode. The design concept of our TRITON™ system enables display producers to apply a wide range of thin film layer stacks. It minimizes the cost of ownership for our customers while improving end product quality by incorporating the highest design and manufacturing standards.

        NEW ARISTO™ – Our NEW ARISTO™ is an advanced thin film deposition system that accommodates the largest mother glass sizes, including generation 6 and 7, and meets the requirements of the color filter side of the active matrix LCD, plasma display television and color super twisted nematic FPD markets. The system features high throughput, low cost of ownership and the capability for double-sided coatings.

Architectural and Solar Glass

        Our architectural thin film deposition systems apply Low-Emissivity or Low-E coatings on large glass substrates used in building glass. Our solar glass coating systems apply thin films that create the conductive layers on substrates used for energy collection in solar cells.

        Terra-G™ – Our Terra-G™ thin film deposition system is our most advanced coating system designed for the large architectural glass market. The Terra-G™ uses large planar magnetron or rotary cathodes and uniformly deposits multiple thin films across a large area at very high throughput rates. The Terra-G™ can be TRITON™ up to 150 meters long and can deposit up to 20 different thin films on a single side of glass during the process.

        ATON™ – Our ATON™ thin film deposition system is a horizontal sputtering system that applies silicon nitride and other thin film layers for a polycrystalline wafer based solar cells.

Consumer Products Packaging and Electronics

        Our consumer packaging and electronics coating systems deposit thin films on flexible substrates used in various markets such as food packaging, decorative packaging or electronic applications such as electromagnetic interference shielding, capacitors, and touch panel applications. Thin films are applied to a thin plastic or metal foil substrate to create a barrier to promote freshness and extend shelf life in consumer products and are used as conductive coatings in the manufacture of certain electronic products, such as capacitors and touch panel screens.

        TOPMET™ – Our TOPMET™ web thin film deposition system provides a solution for coating metal materials on flexible substrates. The TOPMET™ uses thermal evaporation to deposit thin film layers of aluminum in a vacuum onto flexible substrates, usually film, paper or textiles in roll format.

        MULTIMET™ – Our MULTIMET™ web thin film deposition system uses evaporative deposition technology to deposit thin films on very thin foil at high speed in a vacuum for the capacitor market. The MULTIMET™ offers the ability to mask specific patterns on substrates.

        SmartWeb™ – The main product focus of the SmartWeb™ is on narrower web width products such as flexible displays (LCD’s, OLEDS and TFTs), integrated circuits, printed circuit boards and solar cells. It is compatible with clean room production, has low particle generation, and is highly flexible for a variety of layer depositions. The system is designed to integrate a variety of production processes such as sputtering, thermal evaporation of metals and of organics, evaporation sources for low melting polymers and PECVD. The production of new display applications for touch screens, PDA’s and flexible displays may require a combination of these different deposition processes and are a primary target for the SmartWeb™.

OUR MARKETS

        Our thin film deposition equipment solutions enable our customers to offer the latest product innovations in diverse markets.

        Flat Panel Displays – Flat panel displays (FPDs), are used in a wide variety of consumer and industrial products, including laptop and flat panel desktop computer monitors, liquid crystal display (LCD), televisions, plasma display televisions, cellular telephones, personal digital assistants, calculators, pagers, scientific instruments, portable video games, gasoline pumps, automotive instruments, point-of-sale terminals and a number of other electronic devices. Virtually all FPDs require optically transparent, electrically conductive thin films coated on substrates such as glass. Growth in the FPD market is driven by consumers’ desire for increased access to information in wireless and portable communication devices with display capabilities. Consumers also desire to replace heavy, bulky cathode ray tube (CRT) monitors and televisions with thinner, lighter FPDs. The increasing affordability of FPDs significantly expands the potential market.

        Architectural and Solar Glass – Thin film coated glass is used in buildings for exterior window glass and solar energy collecting applications. Applying certain thin films on glass significantly reduces heat transfer through the glass, improving the efficiency of heating and cooling systems in buildings. In addition, thin films form conductive layers and are integral components of solar cells. Demand for architectural glass is driven by the need for energy conservation in commercial and residential construction. The demand for alternative energy sources, such as solar cells, is driven by the need to reduce the load on municipal power grids worldwide.

        Consumer Products Packaging and Electronics – Thin film deposition systems (“web coaters” or “roll coaters”) in the consumer products packaging and electronics, or web markets, are used to deposit thin films on multi-layer flexible packaging for consumer food products and to produce capacitors and other electronic components. Thin films are applied to a thin plastic or metal foil substrate to create a barrier that extends shelf life in consumer food products. Thin films also provide the conductive and electronic elements critical to the manufacture of certain electronic products, such as capacitors and touch panel screens. The packaging market for web coaters is driven by demand for products packaged in bags and for decorative packaging. Demand for touch panel and capacitors is driving the electronics market for web coaters.

        We have sold over 100 FPD thin film deposition systems, 50 architectural, glass and solar thin film deposition systems and 500 web thin film deposition systems. We have developed leading thin film process and equipment technologies to meet our customers’ needs for sophisticated, technologically advanced thin film deposition equipment. We have over 134 patents and patent applications related to thin film technologies, and we continue to invest in research and development. Our manufacturing operations in Germany and Taiwan, together with our international sales and support offices, enable us to provide thin film deposition equipment solutions to customers throughout the world, including our core markets in Asia, Europe and North America.

        Our Thin Film Technology Solutions We solve critical manufacturing issues for our customers with our broad range of thin film deposition equipment, innovative thin film coating and process technologies, and after-market support. Our thin film deposition solutions are highly specialized for our customers to enhance the electrical, optical and barrier qualities of the substrates used in their products. We believe that the reliable, high yield, high throughput, adaptable and modular configurations of our thin film deposition equipment and our innovative coating and process technologies offer several advantages to our customers over the equipment and technologies of our competitors.